Exhibit 10.3

(Bilateral Form - Transfer)	(ISDA Agreements Subject to English Law)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

2002 ISDA Master Agreement

dated as of 10 March 2026

between

BLOCKCHAIN.COM (BVI) II LIMITED	SONO GROUP N.V.
.................................................................................... and .....................................................................................
("Party A")	("Party B")

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above and is part of its Schedule. For the purposes of this Agreement, including, without limitation, Sections 1(c), 2(a), 5 and 6, the credit support arrangements set out in this Annex constitute a Transaction (for which this Annex constitutes the Confirmation).

Paragraph 1. Interpretation

Capitalised terms not otherwise defined in this Annex or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 10, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule,this Annex will prevail, and in the event of any inconsistency between Paragraph 11 and the other provisions of this Annex, Paragraph 11 will prevail. For the avoidance of doubt, references to "transfer" in this Annex mean, in relation to cash, payment and, in relation to other assets, delivery.

Copyright © 1995 by International Swaps and Derivatives Association, Inc.

1

Paragraph 2. Credit Support Obligations

(a)              Delivery Amount. Subject to Paragraphs 3 and 4, upon a demand made by the Transferee on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Transferor's Minimum Transfer Amount, then the Transferor will transfer to the Transferee Eligible Credit Support having a Value as of the date of transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 11(b)(iii)(D)). Unless otherwise specified in Paragraph 11(b), the "Delivery Amount" applicable to the Transferor for any Valuation Date will equal the amount by which:

(i) the Credit Support Amount

exceeds

(ii) the Value as of that Valuation Date of the Transferor's Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in either case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date).

(b)              Return Amount. Subject to Paragraphs 3 and 4, upon a demand made by the Transferor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Transferee's Minimum Transfer Amount, then the Transferee will transfer to the Transferor Equivalent Credit Support specified by the Transferor in that demand having a Value as of the date of transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 11(b)(iii)(D)) and the Credit Support Balance will, upon such transfer, be reduced accordingly. Unless otherwise specified in Paragraph 11(b), the "Return Amount" applicable to the Transferee for any Valuation Date will equal the amount by which:

(i) the Value as of that Valuation Date of the Transferor's Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in either case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date)

exceeds

(ii) the Credit Support Amount.

Paragraph 3. Transfers, Calculations and Exchanges

(a)              Transfers. All transfers under this Annex of any Eligible Credit Support, Equivalent Credit Support, Interest Amount or Equivalent Distributions shall be made in accordance with the instructions of the Transferee or Transferor, as applicable, and shall be made:

(i)	in the case of cash, by transfer into one or more bank accounts specified by the recipient;

2

(ii)       in the case of certificated securities which cannot or which the parties have agreed will not be delivered by book-entry, by delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, transfer tax stamps and any other documents necessary to constitute a legally valid transfer of the transferring party's legal and beneficial title to the recipient; and

(iii)       in the case of securities which the parties have agreed will be delivered by book-entry, by the giving of written instructions (including, for the avoidance of doubt, instructions given by telex, facsimile transmission or electronic messaging system) to the relevant depository institution or other entity specified by the recipient, together with a written copy of the instructions to the recipient, sufficient, if complied with, to result in a legally effective transfer of the transferring party's legal and beneficial title to the recipient.

Subject to Paragraph 4 and unless otherwise specified, if a demand for the transfer of Eligible Credit Support or Equivalent Credit Support is received by the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the date such demand is received; if a demand is received after the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the day after the date such demand is received.

(b)              Calculations. All calculations of Value and Exposure for purposes of Paragraphs 2 and 4(a) will be made by the relevant Valuation Agent as of the relevant Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or, in the case of Paragraph 4(a), following the date of calculation).

(c)	Exchanges.

(i)       Unless otherwise specified in Paragraph 11, the Transferor may on any Local Business Day by notice inform the Transferee that it wishes to transfer to the Transferee Eligible Credit Support specified in that notice (the "New Credit Support") in exchange for certain Eligible Credit Support (the "Original Credit Support") specified in that notice comprised in the Transferor's

Credit Support Balance.

(ii)       If the Transferee notifies the Transferor that it has consented to the proposed exchange, (A) the Transferor will be obliged to transfer the New Credit Support to the Transferee on the first Settlement Day following the date on which it receives notice (which may be oral telephonic notice) from the Transferee of its consent and (B) the Transferee will be obliged to transfer to the Transferor Equivalent Credit Support in respect of the Original Credit Support not later than the Settlement Day following the date on which the Transferee receives the New Credit Support, unless otherwise specified in Paragraph 11(d) (the "Exchange Date"); provided that the Transferee will only be obliged to transfer Equivalent Credit Support with a Value as of the date of transfer as close as practicable to, but in any event not more than, the Value of the New Credit Support as of that date.

3

Paragraph 4. Dispute Resolution

(a)              Disputed Calculations or Valuations. If a party (a "Disputing Party") reasonably disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, then:

(1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following, in the case of (I) above, the date that the demand is received under Paragraph 2 or, in the case of (II) above, the date of transfer;

(2) in the case of (I) above, the appropriate party will transfer the undisputed amount to the other party not later than the close of business on the Settlement Day following the date that the demand is received under Paragraph 2;

(3) the parties will consult with each other in an attempt to resolve the dispute; and

(4) if they fail to resolve the dispute by the Resolution Time, then:

(i)               in the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 11(e), the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)            utilising any calculations of that part of the Exposure attributable to the Transactions that the parties have agreed are not in dispute;

(B)             calculating that part of the Exposure attributable to the Transactions in dispute by seeking four actual quotations at mid-market from Reference Market- makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transaction, then the Valuation Agent’s original calculations will be used for the Transaction; and

(C)             utilising the procedures specified in Paragraph 11(e)(ii) for calculating the Value, if disputed, of the outstanding Credit Support Balance;

(ii)               in the case of a dispute involving the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, the Valuation Agent will recalculate the Value as of the date of transfer pursuant to Paragraph 11(e)(ii).

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) as soon as possible but in any event not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following such notice given by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraph 3(a), make the appropriate transfer.

4

(b)                No Event of Default. The failure by a party to make a transfer of any amount which is the subject of a dispute to which Paragraph 4(a) applies will not constitute an Event of Default for as long as the procedures set out in this Paragraph 4 are being carried out. For the avoidance of doubt, upon completion of those procedures, Section 5(a)(i) of this Agreement will apply to any failure by a party to make a transfer required under the final sentence of Paragraph 4(a) on the relevant due date.

Paragraph 5. Transfer of Title, No Security Interest, Distributions and Interest Amount

(a)                  Transfer of Title. Each party agrees that all right, title and interest in and to any Eligible Credit Support, Equivalent Credit Support, Equivalent Distributions or Interest Amount which it transfers to the other party under the terms of this Annex shall vest in the recipient free and clear of any liens, claims, charges or encumbrances or any other interest of the transferring party or of any third person (other than a lien routinely imposed on all securities in a relevant clearance system).

(b)                No Security Interest. Nothing in this Annex is intended to create or does create in favour of either party any mortgage, charge, lien, pledge, encumbrance or other security interest in any cash or other property transferred by one party to the other party under the terms of this Annex.

(c)	Distributions and Interest Amount.

(i)             Distributions. The Transferee will transfer to the Transferor not later than the Settlement Day following each Distributions Date cash, securities or other property of the same type, nominal value, description and amount as the relevant Distributions ("Equivalent Distributions") to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

(ii)             Interest Amount. Unless otherwise specified in Paragraph 11(f)(iii), the Transferee will transfer to the Transferor at the times specified in Paragraph 11(f)(ii) the relevant Interest Amount to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

Paragraph 6. Default

If an Early Termination Date is designated or deemed to occur as a result of an Event of Default in relation to a party, an amount equal to the Value of the Credit Support Balance, determined as though the Early Termination Date were a Valuation Date, will be deemed to be an Unpaid Amount due to the Transferor (which may or may not be the Defaulting Party) for purposes of Section 6(e) . For the avoidance of doubt, if Market Quotation is the applicable payment measure for purposes of Section 6(e), then the Market Quotation determined under Section 6(e) in relation to the Transaction constituted by this Annex will be deemed to be zero, and, if Loss is the applicable payment measure for purposes of Section 6(e), then the Loss determined under Section 6(e) in relation to the Transaction will be limited to the Unpaid Amount representing the Value of the Credit Support Balance.

5

Paragraph 7. Representation

Each party represents to the other party (which representation will be deemed to be repeated as of each date on which it transfers Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions) that it is the sole owner of or otherwise has the right to transfer all Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions it transfers to the other party under this Annex, free and clear of any security interest, lien, encumbrance or other restriction (other than a lien routinely imposed on all securities in a relevant clearance system).

Paragraph 8. Expenses

Each party will pay its own costs and expenses (including any stamp, transfer or similar transaction tax or duty payable on any transfer it is required to make under this Annex) in connection with performing its obligations under this Annex, and neither party will be liable for any such costs and expenses incurred by the other party.

Paragraph 9. Miscellaneous

(a)              Default Interest. Other than in the case of an amount which is the subject of a dispute under Paragraph 4(a), if a Transferee fails to make, when due, any transfer of Equivalent Credit Support, Equivalent Distributions or the Interest Amount, it will be obliged to pay the Transferor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value on the relevant Valuation Date of the items of property that were required to be transferred, from (and including) the date that the Equivalent Credit Support, Equivalent Distributions or Interest Amount were required to be transferred to (but excluding) the date of transfer of the Equivalent Credit Support, Equivalent Distributions or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)              Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(c)              Demands and Notices. All demands and notices given by a party under this Annex will be given as specified in Section 12 of this Agreement.

(d)              Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 11 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 10. Definitions

As used in this Annex:

"Base Currency" means the currency specified as such in Paragraph 11(a)(i).

6

"Base Currency Equivalent" means, with respect to an amount on a Valuation Date, in the case of an amount denominated in the Base Currency, such Base Currency amount and, in the case of an amount denominated in a currency other than the Base Currency (the “Other Currency”), the amount of Base Currency required to purchase such amount of the Other Currency at the spot exchange rate determined by the Valuation Agent for value on such Valuation Date.

"Credit Support Amount" means, with respect to a Transferor on a Valuation Date, (i) the Transferee’s Exposure plus (ii) all Independent Amounts applicable to the Transferor, if any, minus (iii) all Independent Amounts applicable to the Transferee, if any, minus (iv) the Transferor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

"Credit Support Balance" means, with respect to a Transferor on a Valuation Date, the aggregate of all Eligible Credit Support that has been transferred to or received by the Transferee under this Annex, together with any Distributions and all proceeds of any such Eligible Credit Support or Distributions, as reduced pursuant to Paragraph 2(b), 3(c)(ii) or 6. Any Equivalent Distributions or Interest Amount (or portion of either) not transferred pursuant to Paragraph 5(c)(i) or (ii) will form part of the Credit Support Balance.

"Delivery Amount" has the meaning specified in Paragraph 2(a).

"Disputing Party" has the meaning specified in Paragraph 4.

"Distributions" means, with respect to any Eligible Credit Support comprised in the Credit Support Balance consisting of securities, all principal, interest and other payments and distributions of cash or other property to which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would be entitled from time to time.

"Distributions Date" means, with respect to any Eligible Credit Support comprised in the Credit Support Balance other than cash, each date on which a holder of such Eligible Credit Support is entitled to receive Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

"Eligible Credit Support" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 11(b)(ii) including, in relation to any securities, if applicable, the proceeds of any redemption in whole or in part of such securities by the relevant issuer.

"Eligible Currency" means each currency specified as such in Paragraph 11(a)(ii), if such currency is freely available.

"Equivalent Credit Support" means, in relation to any Eligible Credit Support comprised in the Credit Support Balance, Eligible Credit Support of the same type, nominal value, description and amount as that Eligible Credit Support.

"Equivalent Distributions" has the meaning specified in Paragraph 5(c)(i).

"Exchange Date" has the meaning specified in Paragraph 11(d).

7

"Exposure" means, with respect to a party on a Valuation Date and subject to Paragraph 4 in the case of a dispute, the amount, if any, that would be payable to that party by the other party (expressed as a positive number) or by that party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(1) of this Agreement if all Transactions (other than the Transaction constituted by this Annex) were being terminated as of the relevant Valuation Time, on the basis that (i) that party is not the Affected Party and (ii) the Base Currency is the Termination Currency; provided that Market Quotations will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

"Independent Amount" means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11 (b)(iii)(A); if no amount is specified, zero .

"Interest Amount" means, with respect to an Interest Period, the aggregate sum of the Base Currency Equivalents of the amounts of interest determined for each relevant currency and calculated for each day in that Interest Period on the principal amount of the portion of the Credit Support Balance comprised of cash in such currency, determined by the Valuation Agent for each such day as follows:

(x)	the amount of cash in such currency on that day; multiplied by

(y)	the relevant Interest Rate in effect for that day; divided by

(z)	360 (or, in the case of pounds sterling, 365).

"Interest Period" means the period from (and including) the last Local Business Day on which an Interest Amount was transferred (or, if no Interest Amount has yet been transferred, the Local Business Day on which Eligible Credit Support or Equivalent Credit Support in the form of cash was transferred to or received by the Transferee) to (but excluding) the Local Business Day on which the current Interest Amount is transferred.

"Interest Rate" means, with respect to an Eligible Currency, the rate specified in Paragraph 11(f)(i) for that currency.

"Local Business Day", unless otherwise specified in Paragraph 1l(h), means:

(i) in relation to a transfer of cash or other property (other than securities) under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment;

(ii) in relation to a transfer of securities under this Annex, a day on which the clearance system agreed between the parties for delivery of the securities is open for the acceptance and execution of settlement instructions or, if delivery of the securities is contemplated by other means, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place(s) agreed between the parties for this purpose;

8

(iii) in relation to a valuation under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place of location of the Valuation Agent and in the place(s) agreed between the parties for this purpose; and

(iv) in relation to any notice or other communication under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place specified in the address for notice most recently provided by the recipient.

"Minimum Transfer Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 11(b)(iii)(C); if no amount is specified, zero.

"New Credit Support" has the meaning specified in Paragraph 3(c)(i).

"Notification Time" has the meaning specified in Paragraph 11(c)(iv).

"Recalculation Date" means the Valuation Date that gives rise to the dispute under Paragraph 4; provided, however, that if a subsequent Valuation Date occurs under Paragraph 2 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 2.

"Resolution Time" has the meaning specified in Paragraph 11(e)(i).

"Return Amount" has the meaning specified in Paragraph 2(b).

"Settlement Day" means, in relation to a date, (i) with respect to a transfer of cash or other property (other than securities), the next Local Business Day and (ii) with respect to a transfer of securities, the first Local Business Day after such date on which settlement of a trade in the relevant securities, if effected on such date, would have been settled in accordance with customary practice when settling through the clearance system agreed between the parties for delivery of such securities or, otherwise, on the market in which such securities are principally traded (or, in either case, if there is no such customary practice, on the first Local Business Day after such date on which it is reasonably practicable to deliver such securities).

"Threshold" means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11(b)(iii)(B); if no amount is specified, zero.

"Transferee" means, in relation to each Valuation Date, the party in respect of which Exposure is a positive number and, in relation to a Credit Support Balance, the party which, subject to this Annex, owes such Credit Support Balance or, as the case may be, the Value of such Credit Support Balance to the other party.

"Transferor" means, in relation to a Transferee, the other party.

"Valuation Agent" has the meaning specified in Paragraph 11(c)(i).

"Valuation Date" means each date specified in or otherwise determined pursuant to Paragraph 11(c)(ii).

9

"Valuation Percentage" means, for any item of Eligible Credit Support, the percentage specified in Paragraph 11(b)(ii).

"Valuation Time" has the meaning specified in Paragraph 11(c)(iii).

"Value" means, for any Valuation Date or other date for which Value is calculated, and subject to Paragraph 4 in the case of a dispute, with respect to:

(i)	Eligible Credit Support comprised in a Credit Support Balance that is:

(A) an amount of cash, the Base Currency Equivalent of such amount multiplied by the applicable Valuation Percentage, if any; and

(B) a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any; and

(ii)	items that are comprised in a Credit Support Balance and are not Eligible Credit Support, zero.

10

Is Paragraph 11. Elections and Variables

(a)       Base Currency and Eligible Currency.

(i)              “Base Currency” means United States Dollars (“USD”).

(ii)            “Eligible Currency” means the Base Currency.

(b)       Credit Support Obligations.

(i)       Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning set forth in Paragraph 2(a) (Delivery Amount) of this Annex unless otherwise specified in the relevant Confirmation.
(B)	“Return Amount” has the meaning set forth in Paragraph 2(b) (Return Amount) of this Annex unless otherwise specified in the relevant Confirmation.
(C)	“Credit Support Amount” has the meaning set forth in Paragraph 10 (Definitions) of this Annex unless otherwise specified in the relevant Confirmation.
(ii)	Eligible Credit Support. The following items will qualify as “Eligible Credit Support” for the party specified:
		Party A	Party B	Valuation Percentage
(A)	Underlying Asset	X	X	100%
(B)	USD Coin (USDC)	X	X	100%
(C)	Tether (USDT)	X	X	100%
(D)	Bitcoin (BTC)	X	X	85%
(E)	Ether (ETH)	X	X	85%
(F)	Any other item agreed upon in writing from time to time by the parties	X	X	As agreed by the parties

where “Underlying Asset” means, with respect to a Transaction, the asset specified in the Confirmation to which the Transaction relates. For the sake of clarity, the Valuation Percentage applicable to the Underlying Asset will apply to such Underlying Asset even if it is also another Eligible Credit Support (with a different specified Valuation Percentage).

11

(iii)	Thresholds.

(A)       “Independent Amount” means:

(1)           with respect to Party A: not applicable; and,

(2)	with respect to Party B: not applicable unless otherwise specified in the relevant Confirmation.

(B)       “Threshold” means:

(1)	with respect to Party A: infinity unless specified otherwise in the relevant Confirmation; and,
(2)	with respect to Party B: zero unless specified otherwise in the relevant Confirmation,

provided, however, that, if an Event of Default, Potential Event of Default or Additional Termination Event with respect to a party has occurred and is continuing, the Threshold with respect to such party shall be zero.

(C)       “Minimum Transfer Amount” means:

(1)	with respect to Party A: US$100,000; and,
(2)	with respect to Party B: zero unless specified otherwise in the relevant Confirmation,

provided, however, that, if an Event of Default, Potential Event of Default or Additional Termination Event (where all Transactions are Affected Transactions) with respect to a party has occurred and is continuing, the Minimum Transfer Amount with respect to such party shall be zero.

(D)       Rounding. The Delivery Amount and the Return Amount will be rounded up and down,

respectively, to the nearest integral multiple of US$10,000.

(c)       Transfers, Valuation and Timing.

(i)	Transfers. Transfers shall be made in accordance with Paragraph 3(a) (Transfers) of this Annex and in addition, in relation to a Crypto Asset, shall be paid or delivered into one or more digital currency wallets specified by the recipient.
(ii)	“Valuation Agent” means Party A, unless an Event of Default or a Termination Event occurs and is continuing in respect of which Party A is the Defaulting Party or the sole Affected Party, respectively, in which case Party B shall be entitled to designate a leading market participant (acceptable to Party A) in the relevant market to act as substitute Valuation Agent. If the parties are unable to agree on a substitute Valuation Agent, the parties shall each appoint a leading market participant in the relevant market who shall together appoint a leading market participant to act as substitute Valuation Agent. Any determinations by the substitute Valuation Agent shall be binding absent manifest error. The cost of the substitute Valuation Agent shall be borne equally by the parties.

12

(iii)	“Valuation Date” means each Local Business Day.
(iv)	“Valuation Time” means 8:00 a.m. UTC on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable.
(v)	“Notification Time” means 10:00 a.m. UTC on a Local Business Day.
(vi)	Transfer Timing. The last paragraph of Paragraph 3(a) (Transfers) of this Annex is amended to read as follows:

“Subject to Paragraph 4 and unless otherwise specified, if a demand for the transfer of Eligible Credit Support or Equivalent Credit Support is received by the Notification Time, then the relevant transfer will be made not later than 4:00 p.m. UTC on the day such demand is received; if a demand is received after the Notification Time, then the relevant transfer will be made not later than 4:00 p.m. UTC on the Settlement Day relating to the day such demand is received.”

(d)	Exchange Date. “Exchange Date” has the meaning specified in Paragraph 3(c)(ii) (Exchanges) of this Annex.
(e)	Dispute Resolution.
(i)	“Resolution Time” means 2:00 p.m. UTC on the Local Business Day on which the notice is given that gives rise to a dispute under Paragraph 4 (Dispute Resolution) of this Annex unless such notice is given after 10:00 a.m. UTC in which case “Resolution Time” means 11:00 a.m. UTC on the next Local Business Day.
(ii)	Value. For the purpose of Paragraphs 4(a)(4)(i)(C) and 4(a)(4)(ii) (Disputed Calculations or Valuations) of this Annex, the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support, as the case may be, will be calculated by the Valuation Agent in accordance with standard market practice using independent third-party sources (such as, by way of example only, Bloomberg, Reuters, coinmarketcap.com or bitinfocharts.com) where available, multiplied by the applicable Valuation Percentage. If no such observed prices are available, the Valuation Agent shall determine the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support in its own discretion, acting in a commercially reasonable manner.
(iii)	Alternative. The provisions of Paragraph 4 (Dispute Resolution) of this Annex will apply.

13

(f)       Distributions and Interest Amount.

(i)	Distributions. If any part of the outstanding Credit Support Balance is comprised of Crypto Assets and an Applicable Airdrop, or a Hard Fork in the relevant protocol, occurs with respect to such Crypto Assets, the Transferor will receive the benefit and ownership of any incremental tokens generated as a result of such Applicable Airdrop or Hard Fork that results in a second token (the “New Token”) being created if two (2) of the following four (4) conditions are met:
(A)	Hash Power: the average hash power mining the New Token on the 30th day following the occurrence of the Applicable Airdrop or Hard Fork (calculated as a 30-day average on such date) is at least 5% of the hash power mining the outstanding Credit Support Balance comprised of such Crypto Assets on the day preceding the Applicable Airdrop or Hard Fork (calculated as a 30-day average of the 30 days preceding the Applicable Airdrop or Hard Fork).
(B)	Market Capitalization: the average market capitalization of the New Token (defined as the total value of all New Tokens) on the 30th day following the occurrence the Applicable Airdrop or Hard Fork (calculated as a 30-day average on such date) is at least 5% of the average market capitalization of the outstanding Credit Support Balance comprised of such Crypto Assets (defined as the total value of the outstanding Credit Support Balance comprised of such Crypto Assets) (calculated as a 30-day average on such date).
(C)	24-Hour Trading Volume: the average 24-hour trading volume of the New Token on the 30th day following the occurrence the Applicable Airdrop or Hard Fork (calculated as a 30-day average on such date) is at least 1% of the average 24-hour trading volume of the outstanding Credit Support Balance comprised of such Crypto Assets (calculated as a 30-day average on such date).
(D)	Wallet Compatibility: the New Token is supported by either BitGo wallets or Ledger wallets within thirty (30) days of the Applicable Airdrop or Hard Fork.

For the above calculations, the source for the relevant data will be bitinfocharts.com or, if bitinfocharts.com does not provide all of the required information, the source for any missing relevant data will be coinmarketcap.com, and if neither bitinfocharts.com nor coinmarketcap.com provide certain information, then coingecko.com and if the foregoing, together, do not provide all of the required information, then the parties shall discuss in good faith to mutually agree upon another data source for such missing information prior to the 30-day mark of the creation of the New Token; provided that, if the parties do not agree upon another data source for the missing information prior to such date, each party shall nominate a recognized leading market participant in the market who shall together elect the a substitute entity that will determined the data source.

If any New Tokens meet two (2) of the criteria above (such New Tokens, “Qualifying New Tokens”), then the Transferee will have up to sixty (60) days from the Applicable Airdrop or Hard Fork to transfer the Qualifying New Tokens to the Transferor.

14

If and to the extent that Paragraph 5(c)(i) (Distributions) of this Annex applies to Qualifying New Tokens, the “Distribution Date” will be the date on which the Applicable Airdrop or Hard Fork occurred, the “Distributions” will be the Qualifying New Tokens, and the “Settlement Day” will be the date which is sixty (60) days from the Applicable Airdrop or Hard Fork.

“Airdrop” means a distribution of a new token or tokens resulting from the ownership of a separate pre-existing token. An “Applicable Airdrop” is an Airdrop for which the distribution of new tokens can be definitively calculated according to its distribution method, such as a pro rata distribution based on the amount of the relevant Crypto Asset held at a specified time. A “Non-Applicable Airdrop” is an Airdrop for which the distribution of new tokens: (i) cannot be definitively calculated, such as a random distribution, a distribution to every wallet of the relevant Crypto Asset, or a distribution that depends on a wallet of the relevant Crypto Asset meeting a threshold requirement; (ii) results in a distribution with a Value of less than US$10,000 as of the date of the Airdrop; or

(iii) requires more than a de minimis affirmative action by the recipient to claim, receive or take delivery of such new tokens, determined in good faith and a commercially reasonable manner. A Non-Applicable Airdrop is not an Applicable Airdrop.

“Hard Fork” means a permanent divergence in the relevant Crypto Asset blockchain, that commonly occurs when non-upgraded nodes cannot validate blocks created by upgraded nodes that follow newer consensus rules.

(ii)	Interest Amount. The provisions of Paragraph 5(c)(ii) (Interest Amount) of this Annex shall not apply. For the avoidance of doubt, (1) neither party shall have any obligation to transfer any Interest Amount to the other party pursuant to this Annex, and (2) this Annex shall be read as if any references to Interest Amount were removed from this Annex.

(g)       Address for Transfers.

(i)               Party A: As specified by Party A at the time of its demand, with respect to the relevant transfer.

(ii)              Party B: As specified by Party B at the time of its demand, with respect to the relevant transfer.

(h)       Other Provisions.

(i)       Default. Paragraph 6 (Default) of this Annex is amended by:

(A)	including the words “or a Termination Event resulting in the termination of all (but not less than all) Transactions” after the words “Event of Default” in the first line thereof; and
(B)	inserting the words “or the Affected Party, as the case may be,” after the words “Defaulting Party” in the fourth line thereof.
(ii)	Final Returns. When no amounts are or may become payable by the Transferor with respect to any obligations under this Agreement, the Transferee will transfer to the Transferor Equivalent Credit Support with respect to the Credit Support Balance.

15

(iii)	Local Business Day. The place agreed between the parties for the purposes of paragraphs (ii) and (iii) of the definition of “Local Business Day” in Paragraph 10 (Definitions) of this Annex is London (United Kingdom). “UTC” means Coordinated Universal Time.
(iv)	Counterparts. This Annex may be executed in any number of counterparts, and by different parties hereto on separate counterparts each of which when executed and delivered, by e-mail or otherwise, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
(v)	Governing law. This Annex and any non-contractual obligations arising out of or in connection with it will be governed by and construed in accordance with English law.
(vi)	Form of Annex. The parties hereby agree that the text of Paragraphs 1 to 10 of this Annex is intended to be the printed form of the 1995 ISDA Credit Support Annex (Bilateral Form - Transfer - ISDA Agreements Subject to English Law version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.
(vii)	Further Assurances. Each Party agrees to execute and deliver all instruments and to do all acts and take all steps as the other Party may reasonably require in order to effect and evidence the valid and effective transfer of Posted Collateral.

[Remainder of page intentionally left blank]

16

IN WITNESS WHEREOF, the parties hereto have executed this Annex on the respective dates specified below, with effect from the date specified on the first page.

BLOCKCHAIN.COM (BVI) II LIMITED		SONO GROUP N.V.
By:	/s/ Allan Gregory Boyd	By:	/s/ Kevin J. McGurn

Name: Allan Gregory Boyd		Name: Kevin J. McGurn
Title: Director		Title: CEO, Sono Group N.V.

The entity that you are contracting with is Blockchain.com (BVI) II Limited (which is a separate entity from Blockchain.com (Singapore) Pte. Ltd.).

Blockchain.com (BVI) II Limited, and its trading business, are not regulated by the Monetary Authority of Singapore (“MAS”).

As Blockchain.com (BVI) II Limited, and its trading business, are not regulated by MAS, you will not have the benefit of any regulatory safeguards or protections that would be applicable to financial or payment products and services which are regulated by MAS.

17